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                                   EXHIBIT (5)

                          VARIABLE ANNUITY APPLICATION
                                  FORM V-4896-A
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                                        THE OHIO NATIONAL LIFE INSURANCE COMPANY
 VARIABLE ANNUITY APPLICATION TO:       P.O. BOX 2669, CINCINNATI, OHIO 45201

1.  Annuitant's Name:
     First Name                 Middle Initial                   Last  Name

_______________________________________________________________________________

 Sex:[ ]  Male [ ]  Female   Date of Birth ___________
     Annuitant's Social Security Number: ___________________
_______________________________________________________________________________

 Address for Mail (if different, give residence address in number 10)
_______________________________________________________________________________

2. Will the annuity applied for replace or change any existing insurance or annuities? [ ] Yes [ ]No (If "Yes", submit full details including name of company, plan and amount, date issued and reasons for replacement, also replacement material if required.)

3.   Type of Annuity Contract:

[ ] This Application is for a contract to be issued pursuant to the provisions of the Internal Revenue Code, and is meant to fund a:

     [ ]  Qualified Pension or Profit Sharing Plan Section 401) [ ]Owner -
          Employee

     [ ]  Tax Deferred Annuity (See Section 403(b) Acknowledgment)

     [ ]  Individual Retirement Annuity/IRA (Section 408)

     [ ]  Rollover [ ]Simplified Employee Pension Plan/SEPP

     [ ]  Other Qualified Annuity (Please explain in Item 10)

[ ]  This is not a Tax Qualified Annuity

4.   Owner (Note: Do Not Complete if Owner and Annuitant are the Same;)

     Relationship of Owner to Annuitant _______________________________________

     Owner's Name: ____________________________________________________________

     Owner's Social Security Number Or Tax I.D. No. ___________________________

     __________________________________________________________________________
     Owner's Address

5.   Full Name of Beneficiary for any death benefit

Primary: ___________________________________  Relationship
Address:                                      To Annuitant
                                              ______________________
Contingent:  ________________________________
Address:

6.   Is a Check accompanying this application?

     [ ]  Yes: $ __________________     [ ]No

7.   Mode of Payment

     Single Payment:        $ ________________
Flexible Payment:           $ ________________

       Annual:              $ ________________
       Monthly              $ ________________
       Quarterly            $ ________________
       Semi-Annual          $ ________________
       Other:               $ ________________

ABC Plan for $ __________/Mo. (Form 4030 attached). Will this contract be added to an existing Salary Savings Bill or Pension Trust Bill?

If Yes, indicate Group No. __________________

Proceeds from Ohio National Contract(s) (List Policy Nos.)
_______________________________________________________________________________

8. Allocation of Purchase Payments (EACH MUST BE A WHOLE PERCENT AND TOTAL MUST EQUAL 100%)

_____ % Fixed                                 _____ % Aggressive Growth
_____ % Equity                                _____ % Core Growth
_____ % Money Market                          _____ % Growth & Income
_____ % Bond                                  _____ % S&P 500 Index
_____ % Omni                                  _____ % Social Awareness
_____ % International                         _____ % Emerging Markets
_____ % Capital Appreciation                  _____ % High Income
_____ % Small Cap                             _____ % Equity - Income
_____ % Global Contrarian                     _____ % Growth

9.   Telephone Transfers are authorized as described in the prospectus:

   [ ]    No   [ ]   Yes - Owner's initials ___________

_______________________________________________________________________________
10.  Additional Directions and Remarks:

It is agreed that the contract applied for shall not take effect until the later of (1) the day we issue the contract; or (2) when we receive at our home office, the first payment required under the contract. The information above is true and complete to the best of the applicant's knowledge and belief and is correctly recorded. The proposed owner agrees to be bound by the representations herein and acknowledges the receipt of a current Prospectus describing the Variable Annuity. No Agent may: (1) make or change contracts; (2) extend the time for making payments; or (3) waive any of our rights or requirements.

I UNDERSTAND THAT THE ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THE CONTRACT APPLIED FOR, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

403(B) TAX SHELTERED ANNUITY ACKNOWLEDGMENT:

I acknowledge that distributions from the contract attributable to contributions made under a salary reduction agreement (and the earning thereon) may be paid out only when I (a) attain age 59-1/2, or (b) separate from service, or (c) die, or (d) become disabled. If hardship withdrawals are allowed under the plan, distributions from the contract of amounts contributed by salary reduction, but not the earnings on such amounts, will also be allowed.

STATEMENT OF AGENT I certify that: (1) the applicant signed this application in my presence; (2) I am authorized and qualified to discuss the contract applied for; and (3) to the best of my knowledge

Replacement [ ] is [ ] is not involved.
Signature of Agent:
Print Full Name Of Agent:

Signed At:_____________________________    Date Signed:_______________________

Signature Of Annuitant:  _____________________________________________________

Signature Of Applicant (if other than Annuitant):